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                                                                     EXHIBIT 5.1

                               September 24, 1996


The Cerplex Group, Inc.
1382 Bell Avenue
Tustin, California  92780


Ladies and Gentlemen:


                  We have acted as counsel to The Cerplex Group, Inc. (the "Company"), a California corporation, in connection with its registration of 12,611,808 shares of Common Stock (the "Common Stock") as described in the Company's Registration Statement on Form S-3, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement").

                  It is our opinion that the Common Stock, when sold in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

                  We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.



                                                 Very truly yours,

                                                 BROBECK, PHLEGER & HARRISON LLP